Exhibit 5.1

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6 February 2019 Stealth BioTherapeutics Corp c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, Grand Cayman KY1-9005, Cayman Islands	Our Ref: JSH/CB/S7050-154362

Dear Sirs

STEALTH BIOTHERAPEUTICS CORP

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration of a public offering by Stealth BioTherapeutics Corp (the “Company”), relating to the sale of up to 7,130,000 American Depository Shares (the “Offered ADSs”) (including 930,000 ADSs issuable upon the exercise of the Underwriters’ option granted by the Company), representing 85,560,000 ordinary shares of the Company with a nominal or par value of US$0.0003 per share (the “Offered Shares”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and pursuant to the terms of the Registration Statement (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.

The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the “Registrar”).

2.

With respect to the Offered Shares, when the Shareholder Resolutions (as defined below) have become effective, the Offered Shares underlying the Offered ADSs will have been duly authorised by all necessary corporate action of the Company and upon the issue of the Offered Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Offered Shares have been issued credited as fully paid), delivery and payment therefore by the purchaser in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and in the manner contemplated by the Registration Statement and the Prospectus (as each term is defined in Schedule 1), the Offered Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

Walkers

190 Elgin Avenue, George Town

Grand Cayman KY1-9001, Cayman Islands

T +1 345 949 0100   F +1 345 949 7886 www.walkersglobal.com

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The foregoing opinion is given based on the following assumptions.

1.

The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.	We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

3.

The Company will receive consideration in money or money’s worth for each Offered Share offered by the Company when issued at the agreed issue price as per the terms of the Registration Statement and the Prospectus, such price in any event not being less than the stated par or nominal value of each Offered Share.

4.	The Resolutions (defined in Schedule 1) are and shall remain in full force and effect and have not been and will not be rescinded or amended.

5.

As at the date of issuance of the Offered Shares and in each case as contemplated by the Registration Statement and the Prospectus: (a) all shareholder resolutions of the Company (the “Shareholder Resolutions”) necessary to adopt the Memorandum and Articles of Association and to approve the issue of the Offered Shares remain in full force and effect such that the authorised and issued share capital of the Company is as contemplated by the Registration Statement and the Prospectus; and (b) all other conditions, consents, waivers or approvals will have been satisfied or obtained and remain in full force and effect in order to validly adopt the Shareholder Resolutions and/or to approve the issue of the Offered Shares.

6.

Each of the Registration Statement and the Underwriting Agreement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Offered Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

7.

All preconditions to the obligations of the parties to the Underwriting Agreement will be satisfied or duly waived prior to the issue and sale of the Offered Shares and there will be no breach of the terms of the Underwriting Agreement.

8.	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

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This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to this firm in the Prospectus.

Yours faithfully

/s/ Walkers

WALKERS

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SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.

The Certificate of Incorporation dated 3 April 2006 and the Fifth Amended and Restated Memorandum and Articles of Association, to be in effect upon the consummation of the sale of the Offered ADSs (the “Memorandum and Articles of Association”).

2.	A Certificate of Good Standing dated 28 May 2018 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.

Copies of (i) the executed minutes of the meetings of the Board of Directors of the Company held on 13 December 2018 and 11 January 2019 setting out the resolutions adopted as such meetings and approving the offering for sale of the Offered Shares and (ii) the executed minutes of the meeting of the Pricing Committee of the Company held on 31 January 2019 (the “Resolutions”) and the corporate records of the Company maintained at its registered office in the Cayman Islands.

4.	Copies of the following documents (the “Documents”):

(a)

the prospectus of the Company dated 6 February 2019 (the “Prospectus”), forming a part of the Registration Statement (as defined below) filed by the Company with the United States Securities and Exchange Commission (“SEC”) in respect of the initial public offering and sale by the Company of the Offered ADSs;

(b)

the Registration Statement on Form F-1 (Registration No. 333-229097) originally filed on 28 December 2018 by the Company with the SEC registering the Offered ADSs under the Securities Act (as filed and amended, the “Registration Statement”);

(c)

a draft form of Underwriting Agreement to be entered into between (i) the Company and (ii) Jefferies LLC, Evercore Group L.L.C. and BMO Capital Markets Corp. as representatives of the several underwriters named therein (the “Underwriters”) (the “Underwriting Agreement”); and

(d)	such other documents as we have deemed necessary to render the opinions set forth herein.